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                                                                    EXHIBIT 24.2


                           CERTIFICATE OF RESOLUTION


     I, MEL G. RIGGS, Secretary of Clayton Williams Energy, Inc., a Delaware corporation, do hereby certify that the Board of Directors of Clayton Williams Energy, Inc. acting by unanimous consent duly adopted the following resolutions as of September 21, 2000:

          RESOLVED, that the directors and proper officers of this corporation be and they are hereby empowered and directed to execute and deliver a Power-of-Attorney to CLAYTON W. WILLIAMS and L. PAUL LATHAM in the following form:

               KNOW ALL MEN BY THESE PRESENTS, the undersigned, being Officers and Directors of Clayton Williams Energy, Inc., a Delaware corporation, do hereby constitute and appoint Clayton W. Williams and
          L. Paul Latham, or either of them, with full power of substitution, our true and lawful attorneys and agents, to do any and all acts and things in our names in the capacities indicated which Clayton W. Williams and L. Paul Latham, or either of them, may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in connection with a Registration Statement on Form S-8 seeking the registration of 900,000 shares of Common Stock of Clayton Williams Energy, Inc. authorized for issuance pursuant to the 1993 Stock Compensation Plan of Clayton Williams Energy, Inc., including specifically, but not limited to, the power and authority to sign for us, or any of us, in our names in the capacities indicated, and any and all amendments (including post-effective amendments) to such Registration Statement; and we do hereby ratify and confirm all that Clayton W. Williams and L. Paul Latham, or either of them, shall do or cause to be done by virtue hereof.

          This Power of Attorney may be signed in any number of counterparts, all of which shall be taken together as one document.

          RESOLVED FURTHER, that the proper officers of this corporation be and they are hereby authorized and directed to take all such other action as they may deem advisable in order to carry out the intent and purposes of the foregoing resolution.

     IN WITNESS WHEREOF, I have hereunto set my hand on behalf of this corporation as of the 21st day of September, 2000.




                         /s/ Mel G. Riggs
                         -------------------------
                         MEL G. RIGGS, Secretary